EXHIBIT 15.2

[Letterhead of Global Law Office]

April 28, 2021

To: Fanhua Inc.

27/F, Pearl River Tower

No. 15 West Zhujiang Road

Guangzhou, Guangdong 510623

People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors”, “Regulation” and “Organizational Structure” in Fanhua Inc.’s Annual Report on Form 20-F for the year ended December 31, 2020 , which will be filed with the Securities and Exchange Commission in April 2021.

Yours faithfully,

/s/ Global Law Office

Global Law Office